PRINCIPAL UNDERWRITER AGREEMENT
                                     BETWEEN
                            ACTIVA MUTUAL FUND TRUST
                                       AND
                          ACTIVA ASSET MANAGEMENT, LLC


       AGREEMENT made as of the 11th day of June, 1999, between ACTIVA MUTUAL FUND TRUST, a Delaware business trust (hereinafter called the "TRUST"), and ACTIVA ASSET MANAGEMENT, a Michigan LLC (hereinafter called the "Principal Underwriter");
       In consideration of the mutual promises and undertakings herein contained the parties hereto agree as follows:
         SECTION 1. GENERAL. The Trust hereby grants to Principal Underwriter the right, during the term of this Agreement and subject to registration requirements of the Securities Act of 1933 as amended (herein called the "1933 Act"), to purchase shares of beneficial interest ("Shares") of any series of the Activa Mutual Fund Trust (the "Fund"), and to resell such Shares upon the terms and conditions hereinafter set forth. Principal Underwriter shall have the right to purchase from the Trust as principal at a price equal to the net asset value during each period determined as described in the current prospectus the Shares needed, but no more than the Shares needed (except for clerical errors and errors of transmission), to fill unconditional orders for Shares of the Fund received during such period by Principal Underwriter from dealers or investors. Principal Underwriter shall resell such Shares purchased at a price equal to the public offering price determined as described in the current prospectus less, in the case of a sale to a dealer, the discount allowed the dealer, if any.
       The foregoing right granted to Principal Underwriter to purchase Shares from the Trust shall be exclusive, except that Shares may be issued by the Trust
(a) in connection with any merger or consolidation of the Trust with any other investment company or trust or any personal holding company or the acquisition by the fund, by purchase or otherwise, of any other investment company or trust or any personal holding company or of the assets of any such entity, (b) in connection with offers of exchange exempted from Section 22(d) of the Investment Company Act of 1940 by reason of the fact that said offers are permitted by
Section 11 of said Act, (c) in connection with the reinvestment of any dividends paid or capital gains distributed to shareholders in additional Shares of the Fund at the net asset value per share, and (d) for cash at net asset value to depositors, underwriters or sponsors of unit investment trusts or any similar legal entities which acquires shares of the Fund.
       SECTION 2. PUBLIC OFFERING PRICE; SALES CHARGE. The net asset value and the public offering price and the decision of whether or not to impose a sales charge upon a public offering of the shares of the Fund shall be determined by the Trust. The net asset value and the public offering price shall be computed in accordance with the Rules of Fair Practice of the National Association of Securities Dealers, Inc., and the current prospectus of the Fund and Principal Underwriter shall be notified promptly thereof. The public offering price (being the price at which Principal Underwriter or dealers may sell shares to the public) shall be an amount equal to such net asset value plus a sales charge, if any, varying with the size of the investment as described in the currently effective offering prospectus of the Fund; and so long as this Agreement remains in effect the sales charge, if any, and the method of determining net asset

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value and the public offering price shall not be changed without the written consent of Principal Underwriter. The net asset value and the offering price based thereon shall be subject to adjustment in the event of wide fluctuations in market prices, subject to the provisions of the Investment Company Act of 1940 and state laws regulating the sales of securities, and any regulations of the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and state blue sky commissioners having jurisdiction.
       SECTION 3. DEALER AGREEMENTS. If a sales charge is in effect, Principal Underwriter shall have the right to enter into uniform sales agreements with dealers of its choice for the sale of Shares of the Fund and fix therein the portion of the sales charge which may be retained by dealers, provided that the Trust shall approve the form of the dealer agreement and the dealer discounts set forth therein and shall evidence such approval by filing said form of dealer agreement and amendments thereto as an exhibit to its currently effective registration statement on Form N-1A filed under the 1933 Act.
       SECTION 4. PAYMENT AND DELIVERY OF SHARES. Upon receipt by the Trust at its principal place of business, or by the Custodian of the Trust as such place as the Custodian shall designate, of a written order from Principal Underwriter, together with delivery instructions, the Trust shall, as promptly as practicable, cause certificates for the Shares called for in such written order to be delivered in such amounts and in such names as shall be specified by Principal Underwriter, against payment thereof in such manner as may be acceptable to the Trust, provided that Principal Underwriter shall pay for such shares as soon as conveniently possible, but in no event later than the tenth business day following the date on which Principal Underwriter shall have contracted to purchase the shares.
       SECTION 5. TAXES. The Trust shall pay for and affix any stock issue stamps (or in the case of treasury shares transfer stamps) required for the issue (or transfer) of Shares sold to Principal Underwriter as principal. Principal Underwriter shall pay for and affix any stock transfer stamps required in connection with the sale of Shares by Principal Underwriter as principal to dealers or to investors.
       SECTION 6. INFORMATION; PROSPECTUSES. The Trust shall furnish to Principal Underwriter copies of all information, financial statements and other papers which Principal Underwriter may reasonably request for use in connection with the distribution of Shares of the Fund, and this shall include, but shall not be limited to, one certified copy, upon request by Principal Underwriter, of all financial statements prepared for the Fund by independent public accountants. The Trust shall make available to Principal Underwriter such number of copies of its currently effective prospectus as Principal Underwriter shall request.
       SECTION 7. INDEMNIFICATION BY FUND. The Trust agrees to indemnify and hold harmless Principal Underwriter and each person, if any, who controls Principal Underwriter within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damages or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any Shares, which may be based upon the 1933 Act or on any other statute or at common law, on the ground that the registration statement or prospectus, as from time to time amended and supplemented, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust in connection therewith by or on behalf of Principal Underwriter; provided,

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however, that in no case (i) is the indemnity of the Trust in favor of Principal
Underwriter and any such controlling person to be deemed to protect Principal Underwriter or any such controlling person against any liability to the Trust or its securities holders to which Principal Underwriter or any such controlling person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Trust to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against Principal Underwriter or any such controlling person unless Principal Underwriter or such controlling person, as the case may be, shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon Principal Underwriter or such controlling Person (or after Principal Underwriter or such controlling person shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph.
       The Trust will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to Principal Underwriter or such controlling person or persons, defendant or defendants in the suit. In the event the Trust elects to assume the defense of any such suit and retain such counsel, Principal Underwriter or such controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Trust does not elect to assume the defense of any such suit, it will reimburse Principal Underwriter or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Trust agrees promptly to notify Principal Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors, employees or agents in connection with the issuance or sale of any of the Shares.
       SECTION 8. INDEMNIFICATION BY PRINCIPAL UNDERWRITER. Principal
Underwriter covenants and agrees that it will indemnify and hold harmless the Trust and each of its directors, officers, employees or agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, which may be based upon the 1933 Act or any other statute or at common law, on account of any wrongful act of Principal Underwriter or any of its employees or on the ground that the registration statement or prospectus, as from time to time amended, included an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, insofar as any such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust in connection therewith by or on behalf of Principal Underwriter, provided, however, that in no case (i) is the indemnity of Principal Underwriter in favor of the Trust or any person indemnified to be deemed to protect the Trust or any such person against any liability to which the Trust or any such person would otherwise be subject by reason or willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is Principal Underwriter to

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be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Trust or any person indemnified unless the Trust or such person, as the case may be, shall have notified Principal Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Trust or upon such person (or after the Trust or such person shall have received notice of such service on any designated agent), but failure to notify Principal Underwriter of any such claim shall not relieve it from any liability which it may have to the Trust of any person against whom such action if brought otherwise than on account of its indemnity agreement contained in this paragraph.
       In the case of any such notice to Principal Underwriter, it shall be entitled to participate, at its own expense, in the defense, or , if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if Principal Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Trust, to its officers, directors, employees and agents, and to any controlling person or persons, defendant or defendants in the suit. In the event that Principal Underwriter elects to assume the defense of any such suit and retain such counsel, the Trust or such controlling persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but in case Principal Underwriter does not elect to assume the defense of any such suit, it will reimburse the Trust, such officers and directors or controlling person or persons, defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by them. Principal Underwriter agrees promptly to notify the Trust of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the shares.
       SECTION 9. LIMITATION OF LIABILITY OF THE TRUSTEES, OFFICERS, AND SHAREHOLDERS. A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of State of The Commonwealth of Delaware and notice is hereby given that this instrument is executed on behalf of the Trustees of the Fund as Trustees and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.
       SECTION 10. OTHER ACTIVITIES OF PRINCIPAL UNDERWRITER. Principal Underwriter agrees to devote reasonable time and effort to effecting sales of shares of the Fund, but, so long as it does so, nothing herein contained shall prevent Principal Underwriter from entering into like arrangements with other investment companies.
       SECTION 11. AUTHORIZED INFORMATION; NO AGENCY. Principal Underwriter is not authorized by the Trust to give any information, or to make any representations, other than those contained in the registration statement or prospectus filed with the Securities and Exchange Commission under the 1933 Act, as amended (as said registration statement and prospectus may be amended from time to time), covering the Shares of the Fund or such sales literature as may be prepared by or on behalf of the Trust for Principal Underwriter's use. No person is authorized to act as agent for the Fund in connection with the offering or sale of Shares of the Fund to the public or otherwise.
       SECTION 12. OTHER LIMITATIONS ON PRINCIPAL UNDERWRITER. Principal Underwriter shall not take any long or short positions in Shares of the Fund except as permitted by Paragraph 1 hereof, and, so far as it can reasonably control the situation, Principal Underwriter will prevent any persons financially interested in Principal Underwriter from taking any long or short positions in Shares of the Fund. No portfolio securities of the Fund will be bought or sold by or through Principal Underwriter, nor will Principal

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Underwriter participate in brokerage commissions or "spread" in respect of such transactions.
       SECTION 13. EXPENSES. Principal Underwriter agrees to bear all expenses
(a) of printing and distributing any prospectuses or reports, prepared for its use other than (i) the expense of preparing and setting up in type any prospectuses required under Federal law to be filed with the Securities and Exchange Commission or (ii) the expense of preparing and setting up in type and distributing any reports or other communication to Shareholders of the Fund in their capacity as such, (b) of preparing, printing and distributing any other literature used by Principal Underwriter or its dealers in connection with the offering of the Shares for sale to the public, (c) of advertising in connection with such offering, and (d) of qualification (other than auditing expenses) of the Shares for the sale in such states as shall be selected by Principal Underwriter and the fees payable to each such state for maintaining the qualification therein until Principal Underwriter notifies the Trust that it does not wish such qualification maintained.
       SECTION 14. DISTRIBUTION PLAN. If the Trust adopts a distribution plan pursuant to Rule 12b-1 under the Investment Company Act of 1940, the Principal Underwriter shall be entitled to receive, in addition to the amounts specified in Section 1 and 2 of this Agreement, such amounts as may be authorized by the Trust's Board of Trustees pursuant to such plan.
       SECTION 15. TERMINATION. This Agreement shall be effective upon the execution thereof, and, unless terminated as hereinafter provided, this Agreement shall continue in force for two years from the date hereof and thereafter from year to year, provided such continuance for each successive year after such two year period is approved in writing by Principal Underwriter and the Trust at least three months before the beginning of the year for which this Agreement is to be continued (unless a shorter period is agreed upon ), and provided, further, that such continuance is specifically approved by the Trust's Board of Trustees, or by the vote of the holders of a majority of the outstanding voting securities (as defined in Section 2(a)(4) of said Act), of the Trust. In addition, and in either event, the contract and its terms must be approved at least annually by vote of a majority of the Trustees of the Trust who are not parties to the contract or interested persons (as defined in Section 2(a)(19) of said Act) of any such party, cast in person at a meeting called for the purpose of voting on such approve.
       This Agreement shall automatically terminate in the event of its assignment by Principal Underwriter. As used in the preceding sentence, the word "assignment" shall have the meaning defined in Section 2(a)(4) of the Investment Company Act of 1940.
       In addition to termination by failure to approve continuance, this Agreement may at any time be terminated by either party hereto upon not less than six months' previous written notice to the other party.
       SECTION 16. NOTICE. Any notice required or permitted to be given hereunder by either party to the other shall be deemed sufficiently given if sent by registered or certified mail, postage prepaid, addressed by the party giving such notice to the other party at the last address furnished by such other party to the party giving notice, and unless and until changed pursuant to the foregoing provisions hereof, addressed, if to the Trust, at 2905 Lucerne SE, Grand Rapids, Michigan 49546, or their current address, and if to Principal Underwriter, 2905 Lucerne SE, Grand Rapids, Michigan 49546, or their current address.
       IN WITNESS WHEREOF, the Trust has caused this instrument to be executed in its name and behalf, and its corporate seal to be hereunto affixed, by one of its officers thereunto duly authorized, and Principal Underwriter has caused this instrument to be executed in its name and behalf, and its corporate seal to

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be hereunto affixed, by one of its officers thereunto duly authorized, as of the day and year first above written.

                                          ACTIVA MUTUAL FUND TRUST

                                          By___________________________________
                                                 James J. Rosloniec, President



                                           ACTIVA ASSET MANAGEMENT, LLC


                                          By___________________________________
                                                 Allan D. Engel, President